UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BigSky Productions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	51-0670127
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

204 Mescal Circle, NW Albuquerque, New Mexico 87105
(Address of principal executive offices)

310.430.1388
 ( (Registrant’s telephone number, including area code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates:  333-152955

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form S-1 and subsequent Post-Effective Amendment (File No. 333-152955) as originally filed with the Securities and Exchange Commission on August 12, 2008 and September 25, 2009 respectively (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

 ITEM 2. EXHIBITS

3.1	Articles of Incorporation (incorporated by reference from BigSky Productions’ Registration Statement on Form S-1 filed on August 12, 2008, Registration No. 333-152955)

3.2	By-laws (incorporated by reference from BigSky Productions’ Registration Statement on Form S-1 filed on August 12, 2008, Registration No. 333-152955)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

BIGSKY PRODUCTIONS, INC.

By: /s/Ellis Martin
           Ellis Martin
           President and Director

June, 1, 2010